EXHIBIT 10.25.5

FIRST MODIFICATION TO CREDIT AGREEMENT

This First Modification to Credit Agreement (this “Modification”) is entered into by and between Nexx Systems, Inc., a Delaware corporation (“Borrower”) and Comerica Bank, a Texas banking association (“Bank”) as of this July 1, 2010.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a Credit Agreement dated June 25, 2010.  The Credit Agreement and each modification shall collectively be referred to herein as the “Agreement.”

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference.  Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2. Modification to the Agreement.  Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

(a) The definition of “Maturity Date” set forth in Section 1.1 of the Agreement is amended entirely to read as follows:

“ ‘Maturity Date’ means December 1, 2013, or any earlier date that the Term Note shall become due and payable by acceleration, demand or otherwise.”

3. Legal Effect.  The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof.  Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

4. Integration.  This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof.  All amendments hereto must be in writing and signed by the parties.

The parties have executed and delivered the First Modification to Credit Agreement as of the date first set forth above.

Nexx Systems, Inc. By: /s/ Stanley Piekos Name: Stanley Piekos Title: Chief Financial Officer	Comerica Bank By: /s/ Steven J. Stuckey Name: Steven J. Stuckey Title: Senior Vice President